Exhibit 99.1

Bar Harbor Bankshares Reports Fourth Quarter 2025 Results; Declares Dividend

BAR HARBOR, MAINE – January 22, 2026 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported fourth quarter 2025 GAAP net income of $11.8 million or $0.70 per diluted share and core earnings (Non-GAAP) of $15.5 million or $0.93 per diluted share compared to GAAP net income of $8.9 million or $0.54 per diluted share and core earnings (Non-GAAP) of $15.4 million or $0.95 per diluted share in the third quarter of 2025.

FOURTH QUARTER 2025 HIGHLIGHTS (all comparisons to third quarter 2025, unless otherwise noted)

•	8% annualized fourth quarter growth in commercial loans; 6% annualized year-to-date growth, excluding acquired loans
•	Net interest margin expanded to 3.62% from 3.56%
•	1.00% return on assets; 1.32% core return on assets (Non-GAAP)
•	57.24% efficiency ratio

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are proud of all our accomplishments in 2025, notably the successful completion and integration of the Woodsville acquisition, but also our commitment to balancing growth with earnings as is evidenced by our strong fourth quarter results. We continue to deliver consistent profitability metrics and a top-tier margin of 3.62% when compared to our peers. Our wealth management team, including brokerage, hit an impressive milestone of $3.5 billion in assets under management. This growth further boosts overall fee income which supports our strong return on assets for the Company. Going into 2026, we are well-positioned for the future as we remain committed to the needs of our customers while delivering value for our shareholders.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.32 per share to shareholders of record at the close of business on February 20, 2026, payable on March 20, 2026.  This dividend equates to a 4.12% annualized yield based on the $31.05 closing share price of the Company’s common stock on December 31, 2025, the last trading day of the fourth quarter 2025.

FINANCIAL CONDITION (Quarter results for December 31, 2025 compared to September 30, 2025)

Total assets remained constant at $4.7 billion at the end of the fourth quarter 2025, primarily due to reduced interest-earning deposits with other banks, offset by total loan growth.

Total cash and cash equivalents were $80.8 million at the end of the fourth quarter 2025, compared to $136.7 million at the end of the third quarter 2025. Interest-earning deposits with other banks decreased to $35.9 million at the end of the fourth quarter 2025, compared to $94.0 million at the end of the third quarter 2025 and yielded 4.53% and 4.49%, respectively. The decrease in cash balances was driven primarily by the maturity of brokered time deposits within the quarter and loan originations.

Available-for-sale debt securities were $597.4 million compared to $597.8 million at the end of the third quarter 2025. Fair value adjustments decreased to $47.5 million at quarter-end compared to $53.0 million at the end of the third quarter 2025. During the quarter we had sales of $2.6 million and paydowns and calls of $26.6 million, partially offset by purchases of $23.3 million of available-for-sale debt securities. We had a had a loss on sale of available-for-sale debt securities of $428 thousand during the fourth quarter 2025, compared to a gain of $41 thousand in the third quarter 2025.  The quarter-to-date weighted average yield of the securities portfolio was 4.03% compared to 4.14% at the end of the third quarter 2025 driven by the call of higher-yielding corporate securities as a result of the interest-rate environment. As of fourth and third quarter 2025, our securities portfolio had an average life of 7.1 years and 7.4 years respectively, with an effective duration of 5.2 years and 5.3 years, respectively. At the end of the fourth quarter 2025 all securities remain classified as available for sale.

Federal Home Loan Bank (“FHLB”) stock increased $2.7 million to $11.3 million at the end of the fourth quarter 2025 compared to $8.6 million at the end of the third quarter 2025 primarily driven by the increase in wholesale borrowings.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Total loans increased $22.1 million to $3.6 billion in the fourth quarter 2025 compared to the third quarter 2025 driven primarily by commercial loans which grew 8% on an annualized basis. Commercial real estate loans increased $55.9 million which was partially offset by a decrease in commercial and industrial loans of $11.9 million. Residential real estate loans decreased $23.5 million during the quarter primarily driven by increased prepayment activity.  Loans held for sale were $5.3 million in the fourth quarter 2025 compared to $5.5 million in the third quarter 2025.

The allowance for credit losses (“ACL”) on loans remained stable at $34.1 million at the end of the fourth quarter 2025 compared to $34.0 million at the end of the third quarter 2025. The allowance for credit losses to total loans coverage ratio for the fourth quarter 2025 was in line with the third quarter 2025 at 0.94% versus 0.95%.  Changes in the allowance for credit losses were driven by updated modeling assumptions and shifts in portfolio mix.

Premises and equipment decreased in the fourth quarter 2025 to $58.2 million compared to $58.8 million at the end of the third quarter 2025 driven by the disposal of assets acquired from Woodsville Guaranty Savings Bank (“Woodsville”) resulting in a $370 thousand loss.

Total deposits were $3.8 billion at the end of the fourth quarter 2025 compared to $3.9 billion at the end of the third quarter of 2025. The decrease was driven primarily by seasonality, tax payment timing, and $86.0 million in brokered deposit maturities.

Total borrowings increased $77.5 million in the fourth quarter 2025 to $269.6 million compared to $192.2 million in the third quarter 2025. The increase was driven by senior borrowings which increased $76.9 million at the end of the fourth quarter 2025 to $216.8 million primarily as the result of reduced brokered deposits and loan growth.

The Company's book value per share was $31.88 at  the end of the fourth quarter 2025 compared to $31.22 at the end of the third quarter 2025.  Tangible book value per share (non-GAAP) was $22.41 at the end of the fourth quarter 2025, compared to $21.70 at the end of the third quarter 2025.

RESULTS OF OPERATIONS (Quarter results for December 31, 2025 compared to December 31, 2024)

The net interest margin increased to 3.62% in the fourth quarter 2025 compared to 3.17% in the same quarter 2024. As loan balances grew year-over-year the yield on loans expanded by 19 basis points to 5.59% compared to 5.40% in the same period of 2024. Interest-bearing deposit costs decreased year-over-year to 2.01% compared to 2.41% in the same period of 2024.

Total interest and dividend income increased by 21% or $9.9 million to $57.4 million in the fourth quarter 2025 compared to $47.5 million in the prior year. Yields on earning assets grew to 5.36% in the fourth quarter 2025 compared to 5.14% in the fourth quarter 2024. The increase is driven by year-over-year loan yield expansion primarily due to the acquisition of $413.4 million in loans from Woodsville. The yield on commercial real estate loans grew to 5.74% in the fourth quarter 2025 from 5.61% in the fourth quarter 2024. The residential loan yield increased to 4.75% for the fourth quarter 2025 from 4.13% in the fourth quarter of 2024. The consumer yield increased to 7.27% for the fourth quarter 2025 from 6.89% in the fourth quarter 2024. Total loan yield growth was partially offset by a decrease in the commercial and industrial yield to 6.34% for the fourth quarter 2025 from 6.62% in the fourth quarter 2024 driven by the decrease in rates of adjustable-rate loans.

Total interest expense increased $338 thousand in the fourth quarter 2025 compared to the fourth quarter 2024. Deposit costs were down $127 thousand year-over-year due primarily to the remix in time deposits as brokered deposits decreased $86.0 million compared to the fourth quarter 2024.  Borrowing costs increased $465 thousand, or 21% year-over-year, driven by higher senior borrowings and the acquired subordinated debt from Woodsville.

The provision for credit losses on loans in the fourth quarter 2025 was $416 thousand compared to a recapture of $147 thousand in the same period of 2024. The provision reflects minimal net charge-offs of $304 thousand while credit quality remains strong.

Non-interest income increased $933 thousand in the fourth quarter 2025 to $10.3 million compared to $9.4 million in the same quarter 2024 primarily driven by customer service fees which increased $924 thousand driven by the Woodsville acquisition. Customer derivative income increased $240 thousand year-over-year driven by volume, timing of swaps and the interest rate environment. Trust management fee income increased $275 thousand driven by the 6.4% increase in assets under management compared to the same period of 2024.

Non-interest expenses increased $9.9 million to $33.8 million in the fourth quarter 2025 compared to $23.9 million in the fourth quarter 2024 driven by $4.2 million in expenses related to the Woodsville acquisition. Salaries and benefits increased $3.2 million to $16.6 million in the fourth quarter 2025 compared to $13.4 million in the fourth quarter 2024 primarily due to additional salary costs associated with the retained Woodsville personnel. Occupancy and equipment increased $146 thousand driven primarily by higher maintenance contract costs. Amortization of intangibles increased $349 thousand due to the acquisition of Woodsville. Other expenses increased

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$150 thousand for the fourth quarter 2025 compared to the fourth quarter 2024 primarily due to increases in software expenses. Loss on sale of premises and equipment was $370 thousand in the fourth quarter 2025 driven by the disposal of assets from the Woodsville acquisition.

Income tax expense was $3.0 million for the fourth quarter 2025 compared to $2.6 million for the fourth quarter of 2024, respectively. Our GAAP effective tax rate for the fourth quarter 2025 was 20.1% and 18.8% in the fourth quarter 2024 and the effective tax rate on core earnings (Non-GAAP) was 18.2% and 22.9%, respectively.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation, potential United States government shutdowns, and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing, or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems, or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions, and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2025	2025	2025	2025	2024
PER SHARE DATA
Net earnings, diluted	$0.70	$0.54	$0.40	$0.66	$0.72
Core earnings, diluted (1)	0.93	0.95	0.70	0.68	0.72
Total book value	31.88	31.22	30.60	30.51	30.00
Tangible book value (1)	22.41	21.70	22.58	22.47	21.93
Market price at period end	31.05	30.46	29.96	29.50	30.58
Dividends	0.32	0.32	0.32	0.30	0.30

PERFORMANCE RATIOS (2)
Return on assets	1.00%	0.78%	0.60%	1.02%	1.09%
Core return on assets (1)	1.32	1.35	1.06	1.04	1.09
Pre-tax, pre-provision return on assets (1)	1.29	1.30	0.79	1.32	1.44
Core pre-tax, pre-provision return on assets (1)	1.71	1.71	1.39	1.35	1.45
Return on equity	8.76	6.99	5.21	8.88	9.52
Core return on equity (1)	11.55	12.16	9.19	9.09	9.57
Return on tangible equity	12.94	10.07	7.26	12.27	13.23
Core return on tangible equity (1)	16.91	17.23	12.66	12.57	13.29
Net interest margin, fully taxable equivalent (1) (3)	3.62	3.56	3.23	3.17	3.17
Efficiency ratio (1)	57.24	56.70	62.10	62.00	59.84

FINANCIAL DATA (In millions)
Total assets	$4,684	$4,717	$4,112	$4,063	$4,083
Total earning assets (4)	4,297	4,336	3,789	3,761	3,782
Total available-for-sale debt securities	597	598	529	514	521
Total loans	3,606	3,584	3,153	3,124	3,147
Allowance for credit losses	34	34	29	30	29
Total goodwill and intangible assets	158	159	123	123	123
Total deposits	3,821	3,948	3,292	3,297	3,268
Total shareholders' equity	533	521	469	466	458
Net income	12	9	6	10	11
Core earnings (1)	16	15	11	10	11

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.03%	0.04%	0.03%	0.01%	0.02%
Allowance for credit losses on loans/total loans	0.94	0.95	0.92	0.92	0.91
Loans/deposits	94	91	96	95	96
Shareholders' equity to total assets	11.37	11.04	11.40	11.50	11.23
Tangible shareholders' equity to tangible assets	8.27	7.94	8.67	8.73	8.46

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$44,947	$42,743	$50,948	$33,802	$34,266
Interest-earning deposits with other banks	35,890	93,971	36,087	54,329	37,896
Total cash and cash equivalents	80,837	136,714	87,035	88,131	72,162

Available-for-sale debt securities	597,424	597,810	528,690	513,961	521,018
Less: Allowance for credit losses on available-for-sale debt securities	—	—	—	(1,204)	(568)
Net available-for-sale debt securities	597,424	597,810	528,690	512,757	520,450

Federal Home Loan Bank stock	11,308	8,560	12,695	10,695	12,237

Loans held for sale	5,283	5,545	2,829	1,515	1,235

Total loans	3,605,859	3,583,716	3,152,664	3,124,240	3,147,096
Less: Allowance for credit losses on loans	(34,052)	(33,940)	(28,885)	(28,614)	(28,744)
Net loans	3,571,807	3,549,776	3,123,779	3,095,626	3,118,352

Premises and equipment, net	58,188	58,828	52,647	51,659	51,237
Other real estate owned	—	—	—	—	—
Goodwill	141,819	141,819	119,477	119,477	119,477
Other intangible assets	16,407	16,989	3,472	3,705	3,938
Cash surrender value of bank-owned life insurance	96,250	95,554	83,074	82,471	81,858
Deferred tax asset, net	29,926	31,721	23,290	23,298	23,330
Other assets	74,642	73,936	75,017	73,892	79,051
Total assets	$4,683,891	$4,717,252	$4,112,005	$4,063,226	$4,083,327

Liabilities and shareholders' equity
Non-interest bearing demand	$670,786	$692,780	$552,074	$547,401	$575,649
Interest-bearing demand	1,137,730	1,137,362	931,854	930,031	910,191
Savings	635,329	647,428	542,579	551,280	545,816
Money market	464,843	488,633	370,709	405,326	405,758
Time	912,594	981,993	894,772	862,773	830,274
Total deposits	3,821,282	3,948,196	3,291,988	3,296,811	3,267,688

Senior borrowings	216,818	139,956	256,441	199,982	249,981
Subordinated borrowings	52,825	52,229	40,620	40,620	40,620
Total borrowings	269,643	192,185	297,061	240,602	290,601

Other liabilities	60,425	55,916	54,096	58,502	66,610
Total liabilities	4,151,350	4,196,297	3,643,145	3,595,915	3,624,899

Total shareholders’ equity	532,541	520,955	468,860	467,311	458,428
Total liabilities and shareholders’ equity	$4,683,891	$4,717,252	$4,112,005	$4,063,226	$4,083,327

Net shares outstanding	16,702	16,689	15,322	15,317	15,280

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

							Organic Annualized
							Growth %
	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2025	2025	Balances (1)	2025	2025	2024	to Date	to Date
Commercial real estate	$1,998,603	$1,942,659	$117,832	$1,767,206	$1,762,132	$1,741,223	12	8%
Commercial and industrial	393,851	405,759	25,651	400,908	370,683	388,599	(12)	(5)
Total commercial loans	2,392,454	2,348,418	143,483	2,168,114	2,132,815	2,129,822	8	6

Residential real estate	1,001,769	1,025,266	248,484	796,184	807,514	826,492	(9)	(9)
Consumer	128,029	126,345	16,215	111,036	105,404	103,803	5	8
Tax exempt and other	83,607	83,687	5,226	77,330	78,507	86,979	—	(10)
Total loans	$3,605,859	$3,583,716	$413,408	$3,152,664	$3,124,240	$3,147,096	2%	1%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

DEPOSIT ANALYSIS

							Organic Annualized
							Growth %
	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2025	2025	Balances (1)	2025	2025	2024	to Date	to Date
Non-interest bearing demand	$670,786	$697,357	$89,274	$552,074	$547,401	$575,649	(13)%	1%
Interest-bearing demand	1,137,730	1,137,362	185,802	931,854	930,031	910,191	—	5
Savings	635,329	647,428	104,792	542,579	551,280	545,816	(7)	(3)
Money market	464,843	488,633	52,470	370,709	405,326	405,758	(19)	2
Total non-maturity deposits	2,908,688	2,970,780	432,338	2,397,216	2,434,038	2,437,414	(8)	2
Time	912,594	981,993	98,951	894,772	862,773	830,274	(28)	(2)
Total deposits	$3,821,282	$3,952,773	$531,289	$3,291,988	$3,296,811	$3,267,688	(13)%	1%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Interest and dividend income
Loans	$50,164	$41,700	$183,120	$163,846
Securities available for sale	6,327	5,273	23,439	21,938
Federal Home Loan Bank stock	235	213	801	958
Interest-earning deposits with other banks	645	297	2,159	1,982
Total interest and dividend income	57,371	47,483	209,519	188,724
Interest expense
Deposits	16,083	16,210	63,525	61,696
Borrowings	2,671	2,206	11,516	13,189
Total interest expense	18,754	18,416	75,041	74,885
Net interest income	38,617	29,067	134,478	113,839
Provision for credit losses on available-for-sale debt securities	—	1,171	636	1,171
Provision for credit losses on loans	416	(147)	4,636	955
Net interest income after provision for credit losses	38,201	28,043	129,206	111,713
Non-interest income
Trust and investment management fee income	3,984	3,709	16,066	15,701
Customer service fees	4,528	3,604	15,953	14,839
(Loss) gain on available-for-sale debt securities, net (1)	(428)	—	(5,329)	50
Mortgage banking income	485	597	1,969	2,093
Bank-owned life insurance income	695	590	2,576	2,304
Customer derivative income	735	495	2,013	928
Other income	326	397	1,208	973
Total non-interest income	10,325	9,392	34,456	36,888
Non-interest expense
Salaries and employee benefits	16,588	13,358	60,534	54,849
Occupancy and equipment	3,780	3,634	14,530	13,788
Depreciation	1,153	1,042	4,303	4,196
Loss (gain) on premises and equipment, net	370	71	257	(192)
Outside services	564	372	2,017	1,558
Professional services	407	343	1,809	1,422
Communication	271	189	877	759
Marketing	181	492	2,036	2,014
Amortization of intangible assets	582	233	1,514	932
FDIC assessment	539	457	1,921	1,808
Acquisition, conversion and other expenses	4,170	—	10,592	20
Provision for unfunded commitments	725	(625)	796	(775)
Other expenses	4,469	4,319	16,541	15,608
Total non-interest expense	33,799	23,885	117,727	95,987
Income before income taxes	14,727	13,550	45,935	52,614
Income tax expense	2,966	2,551	9,016	9,070
Net income	$11,761	$10,999	$36,919	$43,544
Earnings per share:
Basic	$0.70	$0.72	$2.32	$2.86
Diluted	0.70	0.72	2.31	2.84
Weighted average shares outstanding:
Basic	16,696	15,261	15,892	15,240
Diluted	16,757	15,346	15,955	15,311

(1)	The $5.3 million loss in 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except per share data)	2025	2025	2025	2025	2024
Interest and dividend income
Loans	$50,164	$48,426	$42,726	$41,804	$41,700
Securities and other	6,327	6,355	5,474	5,283	5,273
Federal Home Loan Bank stock	235	217	212	137	213
Interest-earning deposits with other banks	645	924	276	314	297
Total interest and dividend income	57,371	55,922	48,688	47,538	47,483
Interest expense
Deposits	16,083	16,419	15,511	15,512	16,210
Borrowings	2,671	2,544	3,282	3,019	2,206
Total interest expense	18,754	18,963	18,793	18,531	18,416
Net interest income	38,617	36,959	29,895	29,007	29,067
Provision for credit losses on available-for-sale debt securities	—	—	—	636	1,171
Provision (benefit) for credit losses on loans	416	3,749	528	(57)	(147)
Net interest income after provision for credit losses	38,201	33,210	29,367	28,428	28,043
Non-interest income
Trust and investment management fee income	3,984	3,903	4,263	3,916	3,709
Customer service fees	4,528	4,311	3,589	3,525	3,604
(Loss) gain on available-for-sale debt securities, net (1)	(428)	41	(4,942)	—	—
Mortgage banking income	485	423	605	456	597
Bank-owned life insurance income	695	665	602	614	590
Customer derivative income	735	962	104	212	495
Other income	326	262	425	195	397
Total non-interest income	10,325	10,567	4,646	8,918	9,392
Non-interest expense
Salaries and employee benefits	16,588	15,939	14,274	13,733	13,358
Occupancy and equipment	3,780	3,879	3,546	3,325	3,634
Depreciation	1,153	1,078	1,023	1,049	1,042
Loss (gain) on premises and equipment, net	370	(206)	3	90	71
Outside services	564	514	457	482	372
Professional services	407	296	514	592	343
Communication	271	246	194	166	189
Marketing	181	655	682	518	492
Amortization of intangible assets	582	466	233	233	233
FDIC assessment	539	462	464	456	457
Acquisition, conversion and other expenses	4,170	4,978	1,205	239	—
Provision for unfunded commitments	725	145	—	(74)	(625)
Other expenses	4,469	4,287	3,943	3,842	4,319
Total non-interest expense	33,799	32,739	26,538	24,651	23,885
Income before income taxes	14,727	11,038	7,475	12,695	13,550
Income tax expense	2,966	2,183	1,383	2,484	2,551
Net income	$11,761	$8,855	$6,092	$10,211	$10,999
Earnings per share:
Basic	$0.70	$0.55	$0.40	$0.67	$0.72
Diluted	0.70	0.54	0.40	0.66	0.72
Weighted average shares outstanding:
Basic	16,696	16,231	15,321	15,304	15,261
Diluted	16,757	16,284	15,372	15,393	15,346

(1)	The $4.9 million loss includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2025	2025	2025	2025	2024
Earning assets
Interest-earning deposits with other banks	4.53%	4.49%	4.68%	4.55%	4.92%
Available-for-sale debt securities	4.03	4.14	3.86	3.80	3.69
Federal Home Loan Bank stock	10.72	7.71	7.20	4.78	12.07
Loans:
Commercial real estate	5.74	5.88	5.76	5.58	5.61
Commercial and industrial	6.34	6.45	6.41	6.57	6.62
Residential real estate	4.75	4.42	4.14	4.22	4.13
Consumer	7.27	7.23	6.98	7.03	6.89
Total loans	5.59	5.60	5.48	5.42	5.40
Total earning assets	5.36%	5.36%	5.23%	5.16%	5.14%

Funding liabilities
Deposits:
Interest-bearing demand	1.39%	1.42%	1.44%	1.41%	1.42%
Savings	0.54	0.64	0.71	0.71	0.72
Money market	2.43	2.59	2.75	2.77	2.94
Time	3.53	3.64	3.91	4.11	4.30
Total interest-bearing deposits	2.01	2.12	2.28	2.31	2.41
Borrowings	5.43	4.04	4.85	4.61	4.20
Total interest-bearing liabilities	2.20%	2.27%	2.51%	2.52%	2.54%

Net interest spread	3.16	3.09	2.72	2.64	2.60
Net interest margin, fully taxable equivalent(1)	3.62	3.56	3.23	3.17	3.17

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2025	2025	2025	2025	2024
Assets
Interest-earning deposits with other banks (1)	$56,502	$81,709	$23,643	$27,999	$24,000
Available-for-sale debt securities (2)	644,929	631,572	591,462	587,878	591,455
Federal Home Loan Bank stock	8,696	11,168	11,804	11,623	7,023
Loans:
Commercial real estate	1,954,841	1,887,267	1,766,720	1,759,321	1,699,869
Commercial and industrial	480,529	483,380	469,816	469,331	458,157
Residential real estate	1,021,309	963,311	804,469	820,837	836,375
Consumer	126,953	120,941	109,023	104,413	103,681
Total loans (3)	3,583,632	3,454,899	3,150,028	3,153,902	3,098,082
Total earning assets	4,293,759	4,179,348	3,776,937	3,781,402	3,720,560
Cash and due from banks	40,291	38,709	29,861	29,972	32,771
Allowance for credit losses	(33,905)	(31,246)	(28,786)	(29,143)	(29,021)
Goodwill and other intangible assets	158,507	139,822	123,062	123,295	123,527
Other assets	211,317	191,446	169,540	171,477	171,351
Total assets	$4,669,969	$4,518,079	$4,070,614	$4,077,003	$4,019,188

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$1,127,456	$1,059,214	$906,557	$916,129	$898,597
Savings	640,577	617,314	545,304	547,672	543,430
Money market	473,574	432,952	392,034	401,268	394,536
Time	939,353	961,054	883,491	853,105	842,379
Total interest-bearing deposits	3,180,960	3,070,534	2,727,386	2,718,174	2,678,942
Borrowings	195,139	250,110	271,410	265,780	208,990
Total interest-bearing liabilities	3,376,099	3,320,644	2,998,796	2,983,954	2,887,932
Non-interest bearing demand deposits	705,245	647,981	545,308	560,310	604,017
Other liabilities	56,025	46,962	57,268	66,589	67,533
Total liabilities	4,137,369	4,015,587	3,601,372	3,610,853	3,559,482
Total shareholders' equity	532,600	502,492	469,242	466,150	459,706
Total liabilities and shareholders' equity	$4,669,969	$4,518,079	$4,070,614	$4,077,003	$4,019,188

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2025	2025	2025	2025	2024
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,497	$697	$1,033	$1,091	$1,321
Commercial and industrial	1,113	1,221	1,344	1,354	1,098
Residential real estate	7,719	6,541	6,411	4,557	3,290
Consumer	1,265	1,051	944	1,084	1,285
Total non-accruing loans	11,594	9,510	9,732	8,086	6,994
Non-performing available-for-sale debt securities	2,203	2,203	2,403	4,960	5,760
Other real estate owned	—	—	—	—	—
Total non-performing assets	$13,797	$11,713	$12,135	$13,046	$12,754

Total non-accruing loans/total loans	0.32%	0.27%	0.31%	0.26%	0.22%
Total non-performing assets/total assets	0.29	0.25	0.30	0.32	0.31

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$33,940	$28,885	$28,614	$28,744	$29,023
Charged-off loans	(318)	(353)	(266)	(84)	(150)
Recoveries on charged-off loans	14	37	9	11	18
Net loans (charged-off) recovered	(304)	(316)	(257)	(73)	(132)
ACL established on PCD loans	—	1,622	—	—	—
Provision for credit losses on loans	416	3,749	528	(57)	(147)
Balance at end of period	$34,052	$33,940	$28,885	$28,614	$28,744

Allowance for credit losses/total loans	0.94%	0.95%	0.92%	0.92%	0.91%
Allowance for credit losses/non-accruing loans	294	357	297	354	411

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$(224)	$—	$—	$—
Commercial and industrial	(256)	18	(204)	(37)	(84)
Residential real estate	8	(112)	6	4	3
Consumer	(56)	2	(59)	(40)	(51)
Total, net	$(304)	$(316)	$(257)	$(73)	$(132)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.03%	0.04%	0.03%	0.01%	0.02%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.03	0.02	0.02	0.01	0.01

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$—	$—	$1,204	$568	$—
Charged-off interest receivable on available-for-sale debt securities	—	—	—	—	(603)
Provision for credit losses on available-for-sale debt securities	—	—	—	636	1,171
Charged-off previously provisioned allowance for credit loss	—	—	(1,204)	—	—
Balance at end of period	$—	$—	$—	$1,204	$568

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2025	2025	2025	2025	2024
Net income		$11,761	$8,855	$6,092	$10,211	$10,999
Non-core items:
Loss (gain) on available-for-sale debt securities, net (6)		428	(41)	4,942	—	—
Loss (gain) on premises and equipment, net		370	(206)	3	90	71
Provision on non-PCD acquired loans		—	3,954	—	—	—
Acquisition, conversion and other expenses		4,170	4,978	1,205	239	—
Income tax expense (1)		(1,225)	(2,141)	(1,492)	(80)	(17)
Total non-core items (2)		3,743	6,544	4,658	249	54
Core earnings (2)	(A)	$15,504	$15,399	$10,750	$10,460	$11,053

Net interest income	(B)	$38,617	$36,959	$29,895	$29,007	$29,067
Non-interest income		10,325	10,567	4,646	8,918	9,392
Total revenue		48,942	47,526	34,541	37,925	38,459
Loss (gain) on available-for-sale debt securities, net (6)		428	(41)	4,942	—	—
Total core revenue (2)	(C)	$49,370	$47,485	$39,483	$37,925	$38,459

Total non-interest expense		33,799	32,739	26,538	24,651	23,885
Non-core expenses:
(Loss) gain on premises and equipment, net		(370)	206	(3)	(90)	(71)
Acquisition, conversion and other expenses		(4,170)	(4,978)	(1,205)	(239)	—
Total non-core expenses (2)		(4,540)	(4,772)	(1,208)	(329)	(71)
Core non-interest expense (2)	(D)	$29,259	$27,967	$25,330	$24,322	$23,814

Total revenue		48,942	47,526	34,541	37,925	38,459
Total non-interest expense		33,799	32,739	26,538	24,651	23,885
Pre-tax, pre-provision net revenue(2)	(S)	$15,143	$14,787	$8,003	$13,274	$14,574

Core revenue(2)		49,370	47,485	39,483	37,925	38,459
Core non-interest expense(2)		29,259	27,967	25,330	24,322	23,814
Core pre-tax, pre-provision net revenue(2)	(U)	$20,111	$19,518	$14,153	$13,603	$14,645

(in millions)
Average earning assets	(E)	$4,294	$4,179	$3,777	$3,781	$3,721
Average assets	(F)	4,670	4,518	4,071	4,077	4,019
Average shareholders' equity	(G)	533	499	469	466	460
Average tangible shareholders' equity (2) (3)	(H)	374	360	346	343	336
Tangible shareholders' equity, period-end (2) (3)	(I)	374	362	346	343	335
Tangible assets, period-end (2) (3)	(J)	4,526	4,563	3,989	3,940	3,960

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2025	2025	2025	2025	2024
Common shares outstanding, period-end	(K)	16,702	16,689	15,322	15,317	15,280
Average diluted shares outstanding	(L)	16,757	16,284	15,372	15,393	15,346

Core earnings per share, diluted (2)	(A/L)	$0.93	$0.95	$0.70	$0.68	$0.72
Tangible book value per share, period-end (2)	(I/K)	22.41	21.70	22.58	22.47	21.93
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.27	7.94	8.67	8.73	8.46

Performance ratios (4)
GAAP return on assets		1.00%	0.78%	0.60%	1.02%	1.09%
Core return on assets (2)	(A/F)	1.32	1.35	1.06	1.04	1.09
Pre-tax, pre-provision return on assets(2)	(S/F)	1.29	1.30	0.79	1.32	1.44
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.71	1.71	1.39	1.35	1.45
GAAP return on equity		8.76	6.99	5.21	8.88	9.52
Core return on equity (2)	(A/G)	11.55	12.16	9.19	9.09	9.57
Return on tangible equity		12.94	10.07	7.26	12.27	13.23
Core return on tangible equity (1) (2)	(A+Q)/H	16.91	17.23	12.66	12.57	13.29
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	57.24	56.70	62.10	62.00	59.84
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.62	3.56	3.23	3.17	3.17

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$766	$738	$706	$717	$718
Franchise taxes included in non-interest expense	(O)	(22)	158	141	131	139
Tax equivalent adjustment for net interest margin	(P)	595	574	560	568	578
Intangible amortization	(Q)	582	466	233	233	233

(1)	Assumes a marginal tax rate of 24.65% for the third and fourth quarters of 2025, 24.26% in the first and second quarters of 2025 and 23.73% in the fourth quarter 2024.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(6)	The $4.9 million loss in the second quarter 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

J